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Independent Contractor Agreement
This agreement made as of the 10th day of March, 1997

BETWEEN:
SysGold Ltd. an Alberta Corporation with its head office at Calgary, ("SysGold")
- and -

BV RIDGE CONSULTING, an Alberta Corporation with its head office at Calgary, ("Independent Contractor") - and -

BRIAN OLDRIDGE, ("Key Person")

WHEREAS:

       (a) SysGold is a consulting company offering information Systems services to its clients.

       (b) The Independent Contractor provides systems services and wishes to have SysGold market its services.

       (c) The Independent Contractor wishes to offer the expertise of its Key Person to SysGold.

IT IS AGREED THAT:

1. SysGold agrees to hire the Independent Contractor to provide a Key Person, acceptable to SysGold, for the purpose of offering Information Systems Services to SysGold's clients, and the Independent Contractor is to be paid as set forth in Appendix A.

2. For the purposes of this Agreement, the Key Person acceptable to SysGold is Brian Oldridge.

3. This Contract is effective from March 15.1997, to March 14.1998, and shall renew automatically for successive one-year periods, unless otherwise terminated earlier.

4. The Independent Contractor and the Key Person agree that they will provide services to SysGold and may provide services to other clients subject to SysGold approval during the Contract term.

5. Without prejudice to any right that either party may have for earlier termination for cause, the Contract may be terminated without cause by either party providing the other party with 4 weeks written notice at the addresses listed below. In such event, every reasonable effort will be made to ensure a smooth transition, including performing on-going work during the notice period. The party choosing to terminate may choose to continue beyond 4 weeks to complete on-going work.

6. The Independent Contractor shall be deemed to be an Independent Contractor, and not an employee, agent, or servant of SysGold. The Independent Contractor shall be responsible for all remittances to Revenue Canada, including income tax, Canada Pension Plan, and G.S.T. remittances. The Independent Contractor shall be responsible to compensate its Key Person for service rendered to the Independent Contractor including the payment of vacation pay to the Key Person. The Key Person shall have no claim whatsoever against SysGold for remuneration. wages. Profit sharing. vacation Day, or otherwise. The Independent Contractor shall be responsible for providing its Key Person with transportation, and shall bear all costs of such transportation including the maintenance of adequate insurance coverage.

7. SysGold shall have the right to establish the hours during which service must be provided to SysGold. SysGold acknowledges that the Independent Contractor and Key Person have an agreement for 4 weeks vacation per year, and 2 days off per month to accommodate the fact that a lot of travel occurs. SysGold agrees that travel requested of the Key Person will be limited to an average of 3 days each second week.

8. All information, material, and data prepared and performed by the Key Person and the Independent Contractor under this Agreement shall become the property of SysGold, or at SysGold's option, of a SysGold client.

9. SysGold shall reimburse the Independent Contractor for reasonable expenses incurred by the Independent Contractor in the course of performing its duties in such amounts as may be approved by SysGold from time to time.

10. Should this Contract be terminated by any reason, neither the Independent Contractor nor the Key Person shall indirectly or directly work for a client of SysGold in any capacity for a period of 12 months after termination.


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Without limiting the generality of the foregoing, it shall include but not be limited to employment by the client, employment by another party who contracts with the client, contracting, sub-contracting, agency, partnership, or any other association. A client is defined as an existing client of the Company or one which the Company has performed services in the preceding twelve months.

       Should the Independent Contractor or the Key Person breach this covenant (which covenant shall survive the termination of the Contract), the Independent Contractor and the Key Person shall jointly and severally pay SysGold as liquidated damages and not a penalty, an amount equal to the greater of 50% of any fees or gross income earned during that period, which amount shall be due and payable on demand. Additionally, it is agreed that SysGold may enforce this covenant by an injunction or otherwise.

11. The Independent Contractor and the Key Person shall use their best efforts to promote the interests of SysGold and shall not disclose the private affairs, trade secrets, or confidential information to any persons for any purposes other than those of the employer. This paragraph shall not apply, however, to information that:

       a) is already known to the Independent Contractor and Key Person as at the date of this Agreement;

       b) is disclosed to the Independent Contractor or the Key Person by a third party in possession of such information and under no confidential obligation not to disclose it;

       c) is publicly available by other than unauthorized disclosure; or

       d) is required by law to be disclosed by the Independent Contractor or the Key Person.

12. The rights that accrue to SysGold under this Agreement shall pass to its successors or assigns. The rights of the Independent Contractor or its Key Person under this Agreement are not assignable or transferable.

13. Any notice required or permitted to be given to the Independent Contractor shall be sufficiently given if delivered, or if mailed, by registered mail, to the address last known to SysGold.

14. In the event that any portion or part of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining parts shall be and remain in full force and effect.

15. This Agreement constitutes the entire Agreement between the parties with respect to the provision of services by the Independent Contractor and Key Person and any and all previous Agreements, written, oral, or expressly implied between the parties on their behalf relating to previous employment of the Key Person by SysGold are terminated and canceled and each of the parties releases and forever discharges the other party from all manner of action, causes of actions, claims and demands whatsoever under and in respect of any agreement.

16. Any modification of this Agreement must be in writing and signed by each of the parties or it shall have no effect and it shall be void.

17. This Agreement shall be construed in accordance with the laws of the Province of Alberta. The parties hereby attorn to the Court of Queen's Bench, Alberta and agree that such court will have jurisdiction.

18. The waiver by any party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

19. Any notice to be given or sent hereunder by any party to the other shall be deemed to have been duly given or sent when made in writing by registered mail, postage prepaid, on the third day after the date of mailing thereof, and addresses as follows:

To SysGold:                         SysGold Ltd.
                                    401, 205 - 5th Avenue S.W.
                                    Calgary, Alberta T2P 2W

To Independent Contractor:          BV Ridge Consulting
                                    216 Spring Dale Circle
                                    Airdrie, Alberta T4A I N7

To Key Person:                      Brian Oldridge
                                    216 Spring Dale Circle
                                    Airdrie, Alberta T4A 1N7


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or to such address as either party may designate by notice as above provided.


IN WITNESS WHEREOF, this Agreement has been executed by the parties on the day month and year first above written.

SysGold Ltd.               Independent Contractor                 Key Person

Don Bialik,                BV Ridge Consulting                    Brian Oldridge
President                  Brian Oldridge, President

Independent Contractor Agreement
Appendix A

1. The Independent Contractor's remuneration shall be calculated, on a monthly basis, as follows:

       a) a monthly service fee of $4000.00 (GST not included);

       b) additional revenue based fees of 20% of revenue billed to SysGold clients for work done by the Key Person up to 200 billable hours per month.

       c) additional revenue based fees of 50% of revenue billed to SysGold clients for work done by the Key Person over 200 billable hours a month.